As filed with the Securities and Exchange Commission on May 20, 2004	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1927981 (I.R.S. Employer Identification No.)

9204 Columbia Avenue Munster, Indiana (Address of Principal Executive Offices)	46321 (Zip Code)

NORTHWEST INDIANA BANCORP 2004 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

Jon E. DeGuilio
Executive Vice President, General Counsel and Secretary
9204 Columbia Avenue
Munster, Indiana 46321
(Name and address of agent for service)

(219) 836-4400
(Telephone number, including area code, of agent for service)

Copy to:
J. Jeffrey Brown, Esq.
Baker & Daniels
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price (2)	registration fee

Common Stock, without par value	250,000	$32.275 (3)	$8,068,750 (3)	$1,022.31 (3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	It is impracticable to state the maximum offering price. For example, shares offered pursuant to incentive stock options granted under the NorthWest Indiana Bancorp 2004 Stock Option and Incentive Plan (the “Plan”) are to be offered at not less than the fair market value on the date options are granted, and shares offered pursuant to nonqualified stock options granted under the Plan may be offered at any price.

(3)	Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the bid and asked price of the Common Stock on May 18, 2004, which was $32.275 per share.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

     NorthWest Indiana Bancorp (the “Registrant” or the “Company”) is a bank holding company for Peoples Bank SB, an Indiana stock savings bank resulting from the conversion on July 31, 1994 of Peoples Bank, A Federal Savings Bank (the “Bank”), from a federal to an Indiana stock savings bank. The Registrant is the “successor issuer” to the Bank, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because the Bank had previously registered its Common Stock with the Office of Thrift Supervision under Section 12(g) of the Exchange Act. Therefore, although the Registrant’s Common Stock is registered under Section 12(g) of the Exchange Act, the Registrant has not filed a registration statement under that Act with respect to its Common Stock.

     The following documents heretofore filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

(3)	The Registrant’s Current Report on Form 8-K dated April 21, 2004; and

(4)	The description of the Registrant’s Common Stock, without par value, set forth under the caption “Description of Capital Stock” in the Registrant’s definitive Proxy Statement/Prospectus dated March 23, 1994, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

     The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to Jon E. DeGuilio, Executive Vice President, General Counsel and Secretary, at the following address and telephone number: 9204 Columbia Avenue, Munster, Indiana 46321, (219) 836-4400.

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ITEM 4.	DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 21 of the Indiana Business Corporation Law, as amended, grants to each Indiana corporation broad powers to indemnify directors, officers, employees or agents against expenses incurred in certain proceedings if the conduct in question was found to be in good faith and was reasonably believed to be in the corporation’s best interests. This statute provides, however, that this indemnification should not be deemed exclusive of any other indemnification rights provided by the articles of incorporation, by-laws, resolution or other authorization adopted by a majority vote of the voting shares then issued and outstanding. Reference is made to Section 7.8 of the Registrant’s Articles of Incorporation filed as Exhibit 4.1 hereto which provides that the Registrant shall indemnify and advance expenses to its currently acting and its former directors, officers, employees or agents as provided for therein.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.	EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.	UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munster, State of Indiana, on May 13, 2004.

NorthWest Indiana Bancorp
By:	/s/ David A. Bochnowski
David A. Bochnowski
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of David A. Bochnowski and Jon E. DeGuilio, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of David A. Bochnowski and Jon E. DeGuilio, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David A. Bochnowski David A. Bochnowski	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 13, 2004

/s/ Edward J. Furticella Edward J. Furticella	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2004

/s/ Frank J. Bochnowski Frank J. Bochnowski	Director	May 13, 2004

/s/ Leroy F. Cataldi Leroy F. Cataldi	Director	May 13, 2004

/s/ Lourdes M. Dennison Lourdes M. Dennison	Director	May 13, 2004

/s/ Joel Gorelick Joel Gorelick	Director	May 13, 2004

/s/ Gloria C. Gray Gloria C. Gray	Director	May 13, 2004

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Signature	Title	Date

/s/ Kenneth V. Krupinski Kenneth V. Krupinski	Director	May 13, 2004

/s/ Stanley E. Mize Stanley E. Mize	Director	May 13, 2004

/s/ James L. Wieser James L. Wieser	Director	May 13, 2004

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INDEX TO EXHIBITS

Exhibit
No.	Description of Exhibit

4.1	Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Exhibit 3(i) to the Registrant’s Registration Statement on Form S-4 filed March 3, 1994 (File No. 33-76038), is incorporated herein by reference.)

4.2(i)	By-Laws of the Registrant. (The copy of this Exhibit filed as Exhibit 3(ii) to the Registrant’s Registration Statement on Form S-4 filed March 3, 1994 (File No. 33-76038), is incorporated herein by reference.)

4.2(ii)	Amendment to the By-Laws of the Registrant adopted July 27, 1994. (The copy of this Exhibit filed as Exhibit 3(iii) to the Registrant’s Form 10-K for the fiscal year ended December 31, 1994, is incorporated herein by reference.)

4.2(iii)	Amendment to the By-Laws of the Registrant adopted January 21, 1999. (The copy of this Exhibit filed as Exhibit 3(iv) to the Registrant’s Form 10-K for the fiscal year ended December 31, 1998, is incorporated herein by reference.)

4.3	NorthWest Indiana Bancorp 2004 Stock Option and Incentive Plan. (The copy of this Exhibit filed as Appendix B to the Registrant’s Definitive Proxy Statement filed on March 26, 2004 (File No. 000-26128) is incorporated by reference.)

5	Opinion of Baker & Daniels, as to the legality of the securities being registered.

23.1	Consent of Crowe Chizek and Company LLC

23.2	Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).

24	Power of Attorney (included on the Signature Page of the Registration Statement).